Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-231742)
•	Registration Statement (Form S-3 No. 333-224053)
•	Registration Statement (Form S-8 No. 333-211953)
•	Registration Statement (Form S-8 No. 333-188292)
•	Registration Statement (Form S-8 No. 333-166354)
•	Registration Statement (Form S-8 No. 333-160202)
•	Registration Statement (Form S-8 No. 333-160203)
•	Registration Statement (Form S-8 No. 333-160204)
•	Registration Statement (Form S-8 No. 333-104159)
•	Registration Statement (Form S-8 No. 333-104158)
•	Registration Statement (Form S-8 No. 333-90060)
•	Registration Statement (Form S-8 No. 333-85196)
•	Registration Statement (Form S-8 No. 333-104160)
•	Registration Statement (Form S-8 No. 333-90062)
•	Registration Statement (Form S-8 No. 333-67944)
•	Registration Statement (Form S-8 No. 333-67946)
•	Registration Statement (Form S-8 No. 333-46472)
•	Registration Statement (Form S-8 No. 333-46476)
•	Registration Statement (Form S-8 No. 333-46626)
•	Registration Statement (Form S-8 No. 333-83745)
•	Registration Statement (Form S-8 No. 333-83747)
•	Registration Statement (Form S-8 No. 333-57223)
•	Registration Statement (Form S-8 No. 333-36099)
•	Registration Statement (Form S-8 No. 333-36163)
•	Registration Statement (Form S-8 No. 333-01225)
•	Registration Statement (Form S-8 No. 333-31125)

of our reports dated February 18, 2020, with respect to the consolidated financial statements and schedule of Hexcel Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Hexcel Corporation and subsidiaries, included in this Annual Report (Form 10-K) of Hexcel Corporation for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Stamford, Connecticut

February 18, 2020